                                                        Exhibit 11
                                                        ----------

                         SYNETIC, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

                                                   QUARTERS ENDED     SIX MONTHS ENDED
                                                    DECEMBER 31,        DECEMBER 31,
                                                 ------------------  ------------------
                                                  1997      1996      1997      1996
                                                 -------  ---------  -------  ---------

Basic earnings(loss)
  from operations....................  (A)       $ 2,293  $(25,934)  $ 3,785  $(23,545)

Assumed conversion of convertible
  debentures(1)......................                 -          -         -         -
                                                 -------   -------  --------  --------

Diluted earnings from operations.....  (B)       $ 2,293  $(25,934)  $ 3,785  $(23,545)
                                                 =======  ========   =======  ========

Weighted average shares
  outstanding - basic................  (C)        17,662    16,886    17,638    16,841

Common stock equivalents for
  dilutive earnings per
  share using the treasury
  stock method.......................              1,675        -      1,753         -
                                                 -------   -------  --------   -------

Additional equivalent shares upon
  assumed conversion of convertible
  debentures(1)......................                 -         -         -         -
                                                 -------   -------  --------   -------

Weighted average shares and common
  equivalent shares outstanding
  for diluted earnings per share.....  (D)        19,337    16,886    19,391    16,841

EARNINGS PER SHARE

Basic................................  (A)/(C)   $   .13  $  (1.54)  $   .21  $  (1.40)

Diluted..............................  (B)/(D)   $   .12  $  (1.54)  $   .20  $  (1.40)

---------------------------

(1) The Convertible Debenture conversion is not included in the computation of earnings per share as it is anti-dilutive for all periods presented.